Exhibit 99.1
Leadis Technology Reports Third Quarter 2006 Financial Results
SUNNYVALE, California – October 24, 2006 – Leadis Technology, Inc. (Nasdaq: LDIS), a leading mixed-signal semiconductor developer of display driver ICs for small panel color displays, today announced results for the third quarter of 2006, ended September 30, 2006. Revenue for the third quarter was $22.3 million; down 28% from the previous quarter and 27% higher than the third quarter of 2005. Under generally accepted accounting principles (GAAP), third quarter net loss was $2.8 million or $0.10 per basic share, as compared to $3.2 million or $0.11 per basic share reported in the second quarter of 2006 and $2.5 million net loss or $0.09 per basic share reported in the third quarter of 2005.
In addition to reporting GAAP results, the company also reports non-GAAP results, which exclude stock-based compensation expense per FAS 123(R) as adopted by the company commencing in the first quarter of 2006. Non-GAAP net loss for the third quarter of 2006 narrowed to $1.7 million or $0.06 per basic share as compared to a net loss of $2.1 million or $0.07 per basic share in the third quarter of 2005 and a net loss of $1.9 million or $0.07 per basic share in the second quarter of 2006, due to a larger tax credit provided in the current period. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.
The company reported cash and short-term investments of $103 million as of September 30, 2006 as compared to $104 million as of the end of the second quarter.
Business Summary
•	Third quarter revenue was $22.3 million, exceeding the high-end of the company’s guidance but representing a 28% decrease from the second quarter. Revenue was higher than expected as overall demand strengthened during the latter part of the quarter. The sequential sales decline was consistent with management’s expectation that new product ramps could not offset the expected rapid decline in sales of certain legacy TFT products.
•	STN and OLED sales were approximately 70% and 10% of total revenue, respectively. TFT sales declined to approximately 20% of revenue, as expected.
•	Total driver unit shipments in the third quarter were 24.8 million units, approximately 13% less than the prior quarter.
•	ASP decreased 17% on a blended basis compared to the prior quarter, primarily due to a shift in the sales mix to a higher concentration of lower priced STN products.
•	Third quarter gross margin was 12.9%, 290 basis points higher than the prior quarter. Gross margin excluding stock-based compensation expense was 13.4%. Second quarter gross margin was impacted by inventory reserve charges in excess of demand.

•	Operating expenses were controlled tightly during the quarter, as the company achieved its third successive quarter of decreased expenses. Operating expenses excluding stock-based compensation expense decreased slightly to $6.0 million.
•	During the third quarter, Mr. Paul Novell joined Leadis Technology as Vice President of Sales and Marketing, and is residing in Asia, in close proximity to the company’s customers. Prior to joining the company, Mr. Novell was Asia Pacific Senior Sales Director for Cypress Semiconductor for two years and, most recently, Vice President of Worldwide Sales and Marketing for Staccato Communications.
•	Since the beginning of the third quarter, the company has announced volume production status on three new qQVGA display drivers for mobile phone main displays:
a)	The LDS186, a 65K color STN driver targeting lower and mid-tier handsets.

b)	The LDS192, the second in a new family of 262K color STN drivers, capable of supporting video-enabled phones.

c)	The LDS331, a 262K color LTPS TFT driver addressing multimedia phones using advanced TFT technology.
•	In addition, two new products commenced sampling in the third quarter:
a)	The LDS522, a 65K color OLED driver suitable for MP3 players and mobile phone sub display applications.

b)	The LDS279, a 262K color qQVGA amorphous TFT driver providing another platform for the fast-growing TFT market.
“I previously noted that the third quarter would be a transition quarter between the life cycles of legacy and new products. Stronger than expected customer demand on some of the legacy products allowed us to exceed our guidance,” said Tony Alvarez, President and CEO. “As I have stated before, the recovery of our business hinges on new product introductions. As the launches of a few new programs have been pushed into the first quarter of 2007, I am revising our new product introduction goal for 2006 to seven from the previous target of ten. Even so, we are making good progress in improving our new product development processes with a total of five new products having commenced volume production and three new products in sampling year-to-date.”
Business Outlook
“Revenue from the recently launched new products is expected to offset the decline in legacy product demand in the fourth quarter, resulting in flat to slightly higher sequential revenue growth,” said Mr. Alvarez. “Despite a challenging second half of the year, I am pleased that we are expecting to achieve greater than fifty percent annual revenue growth over last year.”

Based on information currently available to the company, expectations for the fourth quarter of 2006 are as follows:
•	Revenue, which varies with product mix and selling prices, is expected to be flat to slightly higher than the third quarter.
•	ASP on a blended basis, which varies with product mix, is expected to be relatively flat compared to the third quarter.
•	Gross margin, which varies with product mix, ASP and unit costs, is expected to be flat as a percentage of sales relative to the prior quarter.
“During 2006, we have focused our attention on quality and efficiency of the company in order to lay the foundation for long term success,” said Mr. Alvarez. “We have improved our new product development process and product quality, relocated sales and operations personnel to be in close proximity to our vendors and customers for better service and efficiency, and intensified our IP development efforts for next generation products. With these changes well under way, we have begun to focus our attention on new customers, markets and businesses, which I believe will help improve our long term shareholder value.”
Conference Call Today
Leadis will broadcast its conference call today, Tuesday, October 24, 2006 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its third quarter 2006 earnings and provide additional guidance.
To listen to the call, dial 1-800-289-0572 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 9048808.
A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.
IR Contacts
Victor Lee, Chief Financial Officer
Eric Itakura, Director Business Development & Investor Relations
(408) 331-8616
About Leadis Technology, Inc.
Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets mixed-signal semiconductors that enable and enhance the features and capabilities of small panel displays, focusing on the mobile handset market. Leadis’ core products are color display drivers, which are critical components of displays used in mobile consumer electronic devices. Leadis supplies display drivers supporting the major small panel display technologies, including a-Si and LTPS TFT LCD’s, color STN LCD’s, and color OLED displays. For more information, visit www.leadis.com.

Non-GAAP Financial Measures
Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP (previously referred to as “pro-forma”) financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies. Leadis has historically reported non-GAAP financial measures, including net income (loss) and non-GAAP basic and diluted net income (loss) per share, which results excluded stock-based compensation expenses. Starting in the first quarter of 2006, Leadis implemented FAS 123(R), “Share-Based Payment.” Financial results for prior year periods, however, are not required to be restated for FAS 123(R). Consequently, Leadis has excluded the effect of expensing stock-based compensation in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin, and certain operating expenses (including cost of sales, research and development and selling, general and administrative). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. Leadis management uses these non-GAAP financial measures for internal planning and budgeting purposes. Accordingly, these non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.
Cautionary Language
This press release regarding business and financial results for the quarter ended September 30, 2006 and the remainder of fiscal year 2006 contains forward-looking statements based on Leadis’ current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; the company’s dependence on a limited number of products; risks that the company’s new products may not be able to be completed in a timely fashion or gain market acceptance; risks that the company’s products may not gain broad acceptance in markets other than mobile handsets, including the MP3 market; quarterly fluctuations in revenue and operating results due to seasonal fluctuations in demand for consumer electronic devices; risks that the company’s foundry suppliers may not allocate to it sufficient silicon wafers to meet its demand due to the company’s lack of long-term supply contracts with its foundries; risks that the company may not be able to manage its growth; risks with managing international activities; intellectual property litigation risks; the semiconductor industry’s cyclical nature; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K filed with the SEC on March 15, 2006, in the sections titled Risk Factors and Forward-Looking Statements, and the Form 10-Q for the quarter ended June 30, 2006, which are available at www.leadis.com. The projections in this press release are based on information currently available to Leadis. Although such projections, as well as the factors influencing them, may change in the future, Leadis undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Sep. 30,	Jun. 30,	Dec. 31,
	2006	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$64,615	$70,823	$72,801
Short-term investments	38,446	32,906	34,077
Accounts receivable, net	18,900	27,023	14,775
Inventory	7,137	11,177	13,075
Prepaid expenses and other current assets	3,758	4,207	4,693

Total current assets	132,856	146,136	139,421
Property and equipment, net	3,684	3,699	3,505
Other assets	1,655	1,404	988

Total assets	$138,195	$151,239	$143,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,865	$26,882	$17,781
Accrued liabilities	4,046	3,824	2,932
Taxes payable	2,724	2,921	2,330
Other current liabilities	195	88	338

Total current liabilities	21,830	33,715	23,381
Noncurrent liabilities	802	780	718

Total liabilities	22,632	34,495	24,099
Stockholders’ equity:
Common stock and additional paid-in capital	107,563	105,922	104,173
Deferred stock-based compensation	—	—	(1,196)
Retained earnings	8,000	10,822	16,838

Total stockholders’ equity	115,563	116,744	119,815

Total liabilities and stockholders’ equity	$138,195	$151,239	$143,914

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2006	2006	2005	2006	2005
Revenue	$22,312	$30,936	$17,585	$77,306	$42,727

Cost of sales (1)	19,443	27,848	13,712	67,686	31,884

Gross profit	2,869	3,088	3,873	9,620	10,843

Research and development expenses (1)	3,797	3,394	3,443	10,824	11,113
Selling, general and administrative expenses (1)	3,316	3,864	3,345	10,841	9,036

Total operating expenses	7,113	7,258	6,788	21,665	20,149

Operating loss	(4,244)	(4,170)	(2,915)	(12,045)	(9,306)
Interest and other income, net	1,126	1,027	877	3,041	1,893

Loss before provision (benefit) for income taxes	(3,118)	(3,143)	(2,038)	(9,004)	(7,413)
Provision (benefit) for income taxes	(296)	83	511	(25)	290

Loss before cumulative effect of change in accounting principle	(2,822)	(3,226)	(2,549)	(8,979)	(7,703)

Cumulative effect of change in accounting principle	—	—	—	142	—

Net loss	$(2,822)	$(3,226)	$(2,549)	$(8,837)	$(7,703)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle	$(0.10)	$(0.11)	$(0.09)	$(0.31)	$(0.27)
Cumulative effect of change in accounting principle	—	—	—	—	—

Basic and diluted net loss per share	$(0.10)	$(0.11)	$(0.09)	$(0.31)	$(0.27)

Shares used in computing basic and diluted per share amounts	28,950	28,654	28,192	28,716	28,060

Note:

(1) Includes stock-based compensation, as follows:
Cost of sales	$116	$123	$20	$368	$81
Research and development expenses	258	264	170	799	671
Selling, general and administrative expenses	864	917	259	2,431	976

LEADIS TECHNOLOGY, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,
	2006	2006	2005
A. GAAP net loss	$(2,822)	$(3,226)	$(2,549)
Adjustment for stock-based compensation within:
Cost of sales	116	123	20
Research and development expenses	258	264	170
Selling, general and administrative expenses	864	917	259
Provision for income taxes	(156)	—	—
Net loss excluding stock-based compensation	$(1,740)	$(1,922)	$(2,100)

B. GAAP basic and diluted net loss per share	$(0.10)	$(0.11)	$(0.09)
Adjustment for stock-based compensation	0.04	0.04	0.02
Basic and diluted net loss per share excluding stock-based compensation	$(0.06)	$(0.07)	$(0.07)

C. GAAP Gross Margin	12.9%	10.0%	22.0%
Adjustment for stock-based compensation	0.5%	0.4%	0.1%
Gross Margin excluding stock-based compensation	13.4%	10.4%	22.1%

D. GAAP operating expenses	$7,113	$7,258	$6,788
Adjustment for stock-based compensation within:
Research and development expenses	(258)	(264)	(170)
Selling, general and administrative expenses	(864)	(917)	(259)
Operating expenses excluding stock-based compensation	$5,991	$6,077	$6,359